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                                                                    EXHIBIT 99.4

                             DATA DIMENSIONS, INC.


     Proxy for Special Meeting of Stockholders to be Held __________, 2001.

     The undersigned hereby names, constitutes and appoints Peter A. Allen and Laurence C. Leslie, or either of them acting in the absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the special meeting of the stockholders of Data Dimensions, Inc. (the "Company") to be held at the ___________________________ on June __, 2001 at __:__ a.m. Pacific Daylight Savings Time, and at any adjournment and postponement thereof, and to vote all the shares of common stock held of record in the name of the undersigned on April 2, 2001, with all the powers that the undersigned would possess if (s)he were personally present.

1. PROPOSAL 1 - Approval and adoption of the Agreement and Plan of Reorganization dated as of March 8, 2001, as amended by Amendment No. 1 dated as of March 16, 2001, by and among Lionbridge Technologies, Inc., Diamond Acquisition Corp. and the Company and the merger contemplated thereby.


     [_] FOR          [_] AGAINST          [_] ABSTAIN


                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE
         FOR THE AGREEMENT AND PLAN OF REORGANIZATION AND THE MERGER.

2. Upon such other matters as may properly come before, or incident to the conduct of, the special meeting, including without limitation, potential adjournments or postponements of the special meeting, the proxy holders shall vote in such manner as they determine to be in best interests of the Company. Management is not presently aware of any such matters to be presented for action at the meeting.

THE MANAGEMENT OF THE COMPANY SOLICITS THIS PROXY.   IF NO INSTRUCTION IS GIVEN
(OTHER THAN BROKER NON-VOTES), THIS PROXY WILL BE VOTED FOR THE AGREEMENT AND PLAN OF REORGANIZATION AND THE MERGER.

     Dated ____________________________________________

     __________________________________________________
     Stockholder (PRINT NAME)

     __________________________________________________
     Stockholder (SIGN NAME)

     I DO [_]          DO NOT [_]     PLAN TO ATTEND THE MEETING.

     The stockholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company's Secretary at the Company's corporate offices at _________________________, prior to the special meeting in lieu of annual meeting. The power of the proxy holders shall also be suspended if the stockholder signed above appears at the special meeting and elects in writing to vote in person.